UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2011

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1520 Old Trolley Road
Summerville, SC 29485

 (Address of principal executive offices) (Zip Code)

(843) 574-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, the board of directors of Force Protection, Inc. (the “Company”) increased the size of its board of directors from seven to nine members. Upon the recommendation of its Governance Committee, the board appointed Lynn Brubaker as a Class II board member and Thomas A. Corcoran as a Class III board member to increase the size of the board.   The board of directors determined that both Ms. Brubaker and Ms. Corcoran are independent because each person had no material relationship with the Company that would interfere with his or her ability to exercise independent judgment to carry out his or her responsibilities as a director of the Company and otherwise meet the independence standards of the Nasdaq Stock Market.   The board also determined that each of the new director’s current and future commitments should not materially interfere with their service on the Company’s board of directors.

Ms. Brubaker has over 30 years of experience in the aviation and aerospace industries.  Ms. Brubaker currently serves on the board of directors of Hexcel, a $1.2 billion NYSE-listed multi-national company that is a leader in advance materials and technology and FARO Technologies, a multi-national high technology company that is the world leader in portable computer-aided measurement and imaging innovations.  Ms. Brubaker also currently serves on the board of directors of The Nordam Group, the largest private aerospace company in high technology manufacturing and repair and as Chairman of the Board of Flight Safety Foundation.  From 1999 until June 2005, Ms. Brubaker was Vice President/General Manager - Commercial Aerospace for Honeywell International, with a primary focus on global business strategies and customer operations.  From 1997 to 1999, Ms. Brubaker was Vice President Americas for Honeywell, and from 1995 to 1997, prior to AlliedSignal’s merger with Honeywell, she was Vice President, Marketing, Sales and Support Operations for AlliedSignal. Prior to joining AlliedSignal, Ms. Brubaker held a variety of management positions with McDonnell Douglas, Republic (predecessor to Northwest Airlines) and Comair.  Ms. Brubaker holds a Master of Business Administration from the UCLA.

Mr. Corcoran has over 40 years of experience in aerospace-related industries.  Mr. Corcoran currently serves as a director with three U.S. publicly listed companies: L-3 Communications Holdings, Inc., GenCorp, Inc. and LaBarge, Inc.  Mr. Corcoran is also a director with Aer Lingus, Ltd. based in Dublin, Ireland and was a director of Serco, Ltd. based in Surry, United Kingdom from 2007 to 2010 and REMEC, Inc. from 1997 to 2010.  Since 2001, Mr. Corcoran has been a Senior Advisor of The Carlyle Group, a private equity investment firm, and the President of Corcoran Enterprises, LLC, a management consulting company.  From 2001 to 2004, Mr. Corcoran was the President and Chief Executive Officer of Gemini Air Cargo, Inc., a cargo airline owned by The Carlyle Group.  From 1999 to 2000, Mr. Corcoran was President and CEO of Allegheny Teledyne Incorporated, a specialty metals producer.  From 1983 to 1999, Mr. Corcoran was President and Chief Operating Officer of Lockheed Martin’s Electronics and Space Sectors.  Mr. Corcoran began his career in 1967 at General Electric Company, and rose to the position of Vice President and General Manager of G.E. Aerospace Operations.  Mr. Corcoran serves as a director of American Ireland Fund, is on the board of trustees of Stevens Institute of Technology and is a trustee emeritus at Worcester Polytechnic Institute. Mr. Corcoran holds a Bachelor of Science in Chemical and Mechanical Engineering from Stevens Institute of Technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: March 18, 2011
/s/ John F. Wall, III
(Signature)

Name: John F. Wall, III
Title: Senior Vice President, Assistant General Counsel and Corporate Secretary